UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant’s telephone number, including area code: (713) 499-6200

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 3, 2011, U.S. Concrete, Inc. (the “Borrower”), certain subsidiaries of the Borrower (the “Loan Parties”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and certain lenders (the “Lenders”) entered into a First Amendment (the “First Amendment”) to the Credit Agreement, dated as of August 31, 2010, by and among the Borrower, the Loan Parties, JPMorgan Chase Bank, N.A. and the Lenders (as amended, the “Credit Agreement”).  The First Amendment, among other things, (a) decreased the availability block under the Credit Agreement by $5.0 million to $10.0 million from the previous amount of $15.0 million, (b) deleted the fixed charge coverage test requirement that could increase the availability block by $1.0 million for each month until the Borrower satisfied the test, (c) deleted the conditions under which the availability block could be eliminated if the Borrower satisfied the fixed charge coverage ratio test, (d) modified the fixed charge coverage ratio covenant so that, beginning on April 1, 2012, at any time that Availability (as defined in the Credit Agreement) is less than $15.0 million, the Borrower must maintain a fixed charge coverage ratio of at least 1.0:1.0 for the trailing twelve month period until Availability is greater than or equal to $15.0 million for a period of 30 consecutive days, and (e) added a provision that requires the Borrower to retain a Financial Advisor (as defined in the First Amendment), at the request of Administrative Agent, to prepare a business assessment report for delivery to the Administrative Agent and the Lenders.  The Borrower paid the Lenders a customary fee in connection with the First Amendment.

The foregoing description of the First Amendment is a summary and is qualified in its entirety by reference to the actual agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Certain of the Lenders and their affiliates have provided, and may in the future provide, commercial banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

Item 2.02    Results of Operations and Financial Condition.

On November 4, 2011, U.S. Concrete, Inc. issued a press release announcing its third quarter 2011 financial results.  A copy of the press release is furnished as Exhibit 99.1 hereto, and the information contained in Exhibit 99.1 is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

10.1
First Amendment to Credit Agreement, dated as of November 3, 2011, by and among U.S. Concrete, Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent.

99.1	Press release of U.S. Concrete, Inc. dated November 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: November 4, 2011	By: /s/ James C. Lewis
Name: James C. Lewis
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
First Amendment to Credit Agreement, dated as of November 3, 2011, by and among U.S. Concrete, Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent.

99.1	Press release of U.S. Concrete, Inc. dated November 4, 2011.